UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2018

GH CAPITAL INC.

(Exact name of registrant as specified in its charter)
Florida	000-55798	38-3955212
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Biscayne Boulevard, Suite 2790 , Miami, FL		33131
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 714- 9397

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On Tuesday, September 18, 2018, the Company’s management terminated the Company’s ClickDirectPay service due to over burdensome regulations and lack of user despite large number of sign ups, including the crypto-currency payment processing service. The Company’s website for the ClickDirectPay products has been decommissioned. Beginning in May 2018, the Company began shifting its focus to consulting services related to helping private companies access US capital markets by going public. The Company currently has 2 clients. As a result, the Company will no longer focus operations on anything related to payment processing or crypto-currencies, generally.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GH Capital, Inc.
(Registrant)
Date:	September 20, 2018
		By:	/s/ Wolfgang Ruecker
		Name:	Wolfgang Ruecker
		Title:	Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors